1 AGREEMENT AND PLAN OF MERGER THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 28, 2022, by and among TruPet LLC, a Delaware limited liability company (“TruPet”), and Halo, Purely for Pets, Inc., a Delaware corporation (“Halo”). RECITALS WHEREAS, each of TruPet and Halo are wholly-owned subsidiaries of Better Choice Company Inc., a Delaware corporation (“Parent”). WHEREAS, pursuant to the transactions contemplated by this Agreement and on the terms and subject to the conditions set forth herein, TruPet, in accordance with the Delaware Limited Liability Company Act (“DLLCA”) and the Delaware General Corporation Law (“DGCL”), as applicable, will merge with and into Halo (the “Merger”), with Halo as the surviving corporation in the Merger; WHEREAS, the Board of Directors of Halo and sole manager of TruPet have approved and adopted this Agreement and the transactions contemplated by this Agreement, in each case after making a determination that this Agreement and such transactions are advisable and fair to, and in the best interests of, each entity and its sole stockholder/member, as applicable, and have each recommended that the sole stockholder/member of TruPet and Halo, as applicable, adopt and approve this Agreement and the transactions contemplated by this Agreement; WHEREAS, the Parent, as the sole stockholder of Halo and the sole member of TruPet has approved and adopted this Agreement and the transactions contemplated by this Agreement, in accordance with the requirements of the DLLCA or the DGCL, as applicable; WHEREAS, for US federal income tax purposes, the parties intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DLLCA and the DGCL, TruPet shall be merged with and into Halo at the Effective Time (as hereinafter defined). Following the Effective Time, the separate limited liability company existence of TruPet shall cease, and Halo shall continue as the surviving corporation (the “Surviving Corporation”). The effects and consequences of the Merger shall be as set forth in this Agreement, the DLLCA and the DGCL. 2. Effective Time. DocuSign Envelope ID: E6B90120-64F9-405A-A49D-3C4EC982E4AD

2 a. Subject to the provisions of this Agreement, on the date hereof, the parties shall duly prepare, execute and file a certificate of merger (the “Certificate of Merger”) complying with the DLLCA and DGCL with the Secretary of State of the State of Delaware (“DESOS”), with respect to the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the DESOS (the “Effective Time”). b. The Merger shall have the effects set forth in the DLLCA and the DGCL, including, without limitation, Section 259 of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, (i) all the properties, rights, privileges, immunities, powers and franchises of TruPet shall vest in Halo, as the Surviving Corporation, and (ii) all debts, liabilities, obligations and duties of TruPet shall become the debts, liabilities, obligations and duties of Halo, as the Surviving Corporation. 3. Organizational Documents. The bylaws of Halo in effect at the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein, and the certificate of incorporation of Halo in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein. 4. Directors and Officers. The directors and officers of Halo immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time and shall hold office until the earlier of their respective death, resignation or removal or their respective successors are duly elected or appointed and qualified in the manner provided for in the certificate of incorporation and bylaws of the Surviving Corporation or as otherwise provided by the DGCL. 5. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of TruPet, Halo, the holders of any membership interest units in TruPet or holders of shares of capital stock of Halo: a. each membership interest unit of TruPet issued and outstanding immediately prior to the Effective Time shall not be converted or exchanged in any manner into shares of common stock of the Surviving Corporation (“Surviving Corporation Common Stock”) and shall be cancelled and retired and shall cease to exist; b. each share of common stock of Halo issued and outstanding immediately prior to the Effective Time shall remain outstanding following the consummation of the Merger. 6. Submission to Service of Process. The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of Delaware, as well as the enforcement of any obligation of the Surviving Corporation arising from the Merger, and irrevocably appoints the DESOS as its agent to accept services of process in any such suit or proceeding. The DESOS shall mail a copy of any such process to the Surviving Corporation, at 12400 Race Track Road, Tampa, Florida 33626, the place of business of the Surviving Corporation. DocuSign Envelope ID: E6B90120-64F9-405A-A49D-3C4EC982E4AD

3 7. Entire Agreement. This Agreement together with the Certificate of Merger constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties, and agreements, both written and oral, with respect to such subject matter. 8. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. 9. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement. 10. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. 11. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. 12. Termination. This Agreement may be terminated at any time prior to the Effective Time upon written notice given by TruPet or Halo. 13. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. 14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware. 15. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax or electronic mail, or five (5) business days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at the address set forth in Section 6 of this Agreement, or as subsequently modified by written notice. DocuSign Envelope ID: E6B90120-64F9-405A-A49D-3C4EC982E4AD

4 16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. [signature page follows] DocuSign Envelope ID: E6B90120-64F9-405A-A49D-3C4EC982E4AD

5 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. HALO, PURELY FOR PETS, INC. By Name: Title: TRUPET LLC By Name: Title: DocuSign Envelope ID: E6B90120-64F9-405A-A49D-3C4EC982E4AD CFO Sharla Cook Sharla Cook CFO